SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2004

The Robert Mondavi Corporation

(Exact Name of Registrant
as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

33-61516		94-2765451
(Commission File Number)		(IRS Employer Identification No.)

841 Latour Court
Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (707) 226-1395

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     R. Michael Mondavi, a Vice Chairman and director of the Company, resigned as an officer and employee of the Company effective September 30, 2004. Mr. Mondavi will remain a director subject to normal nominating and election procedures of the Company’s board of directors and will be eligible as a non-employee director for compensation for his board service in keeping with the existing plan approved by the Company’s board of directors. The company will continue to pay Mr. Mondavi his current compensation through his departure date in accordance with the Company’s established compensation arrangements, including the payment of up to a $70,000 fiscal year 2004 life insurance payment on Mr. Mondavi’s behalf and a $50,000 fiscal year 2004 cash bonus, and the vesting of 3,450 restricted stock units as a participant in the Company’s fiscal year 2004 management incentive compensation plan.

     On September 14, 2004, the company entered into a Termination of Employment Agreement with Mr. Mondavi which provides certain severance benefits to Mr. Mondavi in connection with his separation as an officer and employee. Mr. Mondavi may revoke his consent to the agreement in the seven-day period following the date on which Mr. Mondavi signed the agreement. The agreement will become effective on September 22, 2004 unless earlier revoked. Pursuant to this agreement, the Company has agreed to make a severance payment of $1.5 million to Mr. Mondavi over 30 months commencing on October 28, 2004 and to continue his participation in the Company’s health insurance plan for 30 months subsequent to termination at the same cost to Mr. Mondavi as he paid before termination, taking into account his responsibility for the employee premium. Mr. Mondavi will be permitted to exercise any vested options or other stock-based awards for a period ending the later of two years after his departure date and the time provided in the applicable stock plan. In addition, Mr. Mondavi will be permitted to select up to 50 cases of wine, limited to 10 cases per vintage, from the Company’s library of wines made by Robert Mondavi Winery for his private collection, subject to his adherence to his termination of employment agreement.

     In consideration of these payments, Mr. Mondavi provided the company a general release of all claims he may have against it connected with his employment relationship with the Company. In addition, Mr. Mondavi agreed until March 31, 2005 not to solicit for employment any employee of the Company without the prior notice and approval, not to be unreasonably withheld, of the Company’s chief executive officer.

     A copy of the Termination of Employment Agreement between the Company and Mr. Mondavi, and the related Letter dated September 13, 2004 to R. Michael Mondavi from the Company’s board of directors, are attached to this report as Exhibit 10.1 and are incorporated here by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description

10.1	Termination of Employment Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Robert Mondavi Corporation
Date: September 20, 2004	By:	/s/ Henry J. Salvo, Jr.
		Name:	Henry J. Salvo, Jr.
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Termination of Employment Agreement